CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

U.S. Home & Garden Inc.
San Francisco, California


We hereby consent to the incorporation by reference in the Registration Nos. 33-82758, 33-89800, 33-94924 and 333-21667 on Forms S-3 and 33-55020 and
33-71978 on Forms S-8 of U.S. Home & Garden Inc. of our report dated August 1, 1997, except for Note 15 which is as of September 15, 1997, relating to the consolidated financial statements and Schedule of U.S. Home & Garden Inc. appearing in this Annual Report on Form 10-K/A of U.S. Home & Garden Inc. for the year ended June 30, 1997.


                                                   /s/ BDO Seidman, LLP
                                                   -----------------------------
                                                       BDO SEIDMAN, LLP


San Francisco, California
January 14, 198